UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2008
Pet DRx Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
incorporation)	Number)
215 Centerview Drive
Suite 360
Brentwood, Tennessee 37027
(Address of principal executive offices)
(615) 369-1914
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act.
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02	Results of Operations and Financial Condition.
On August 14, 2008, Pet DRx Corporation (the “Company”) issued a press release announcing its results of operations for the three and six months ended June 30, 2008. A copy of the press release is furnished as Exhibit 99.1.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 14, 2008, Mr. Gregory J. Eisenhauer submitted his voluntary resignation as Executive Vice President and Chief Financial Officer of the Company. In order to ensure a smooth transition, Mr. Eisenhauer will continue to serve as Chief Financial Officer of the Company until November 30, 2008 and his resignation will be effective as of such date.
In connection with Mr. Eisenhauer’s resignation, the Executive Employment Agreement, dated October 19, 2007, between the Company’s wholly owned subsidiary, XLNT Veterinary Care, Inc., a Delaware corporation, and Mr. Eisenhauer (the “Employment Agreement”) was amended on August 14, 2008 (the “Amendment”). The following is a summary of the terms of the Amendment.
Mr. Eisenhauer will serve as Chief Financial Officer of the Company until November 30, 2008. Mr. Eisenhauer will receive a retention bonus in the amount of $55,000 (the “Retention Bonus”), contingent on his continued employment through November 30, 2008 and his execution and delivery of a separation agreement, which includes non-disparagement and cooperation clauses and a general release of any claims against the Company by Mr. Eisenhauer. Mr. Eisenhauer will not be entitled to an annual bonus for 2008. Prior to November 30, 2008, the Company may terminate Mr. Eisenhauer’s employment without Cause and Mr. Eisenhauer may terminate his employment for Good Reason. The definition of “Cause” remains as it was defined in the Employment Agreement but the definition of “Good Reason” has been limited in the Amendment to the Company’s reduction of Mr. Eisenhauer’s annual base salary or the Company’s material breach of the Employment Agreement. The Company’s severance obligations in the event of Mr. Eisenhauer’s termination of his employment for Good Reason or the Company’s termination of Mr. Eisenhauer’s employment without Cause have been modified to be limited to the payment of (i) Accrued Obligations (as defined in the Employment Agreement), (ii) Mr. Eisenhauer’s annual base salary prorated from the termination date through November 30, 2008, (iii) the Retention Bonus and (iv) continuation of certain of Mr. Eisenhauer’s health benefits until no later than November 30, 2008, provided that Mr. Eisenhauer must execute the separation agreement to receive the payments described in clauses (ii) through (iv). Mr. Eisenhauer has forfeited his option to purchase 44,000 shares of the common stock of the Company at $6.50 per share granted to him on March 28, 2008.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1 Press Release dated August 14, 2008 issued by Pet DRx Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PET DRX CORPORATION
	By:	/s/ George A. Villasana
		Name:	George A. Villasana
Date: August 14, 2008		Title:	Executive Vice President, General Counsel & Secretary